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                                                                     EXHIBIT 3.2


                                    BY-LAWS
                                       OF
                              ILEX ONCOLOGY, INC.
                                 (ADOPTED 9/95)


                                   ARTICLE 1.

                                   AMENDMENTS

         Section 1.1 Amendment of the By-laws. These By-Laws may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or the Board of Directors.


                                   ARTICLE 2.

                                    OFFICES

         Section 2.1 Registered Office. The Corporation shall maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business, and a registered agent whose business office is identical with such registered office.

         Section 2.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the business of the Corporation may require.


                                   ARTICLE 3.

                                     STOCK

         Section 3.1 Form of Stock Certificates. Every holder of stock in the Corporation shall be entitled to receive a certificate representing such stock.

                 3.1.1 Signing of Certificates. Certificates representing stock of the Corporation shall be signed by the appropriate officers and may be sealed with the seal or a facsimile of the seal of the Corporation.

                 3.1.2 Identification of Stockholders. The name and address of each stockholder, the number and class of stock held and the date on which the stock was issued shall be entered on the books of the Corporation. The person in whose name stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

         Section 3.2 Lost, Stolen or Destroyed Certificates. If a certificate representing stock has been lost, stolen or destroyed, the Board of Directors may in its discretion,
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except as may be required by law, direct that a new certificate be issued upon satisfaction of any conditions or requirements it may impose.

         Section 3.3 Transfers of Stock. Transfers of stock of the Corporation shall be recorded on the books of the Corporation.


                                   ARTICLE 4.

                                  STOCKHOLDERS

         Section 4.1 Annual Meeting. The annual meeting of the stockholders for the election of directors and the transaction of any other proper business shall be held at such date and time within a reasonable period of time after the annual audit report for the previous fiscal year has become available, as the Board of Directors shall determine.

         Section 4.2 Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board or the President, by the Board of Directors or the holders of not less than one-fifth of all the outstanding stock of the Corporation entitled to vote on the matter for which the meeting is called.

         Section 4.3 Place of Meeting. The Board of Directors may designate any place as the place of meeting for any annual or special meeting of the stockholders. In the absence of such designation, the place of the meeting shall be the principal place of business of the Corporation.

         Section 4.4 Notice of Meetings. For all meetings of stockholders, a written notice of the meeting shall be delivered to each stockholder of record entitled to vote at such meeting, which notice shall state the place, date and hour of meeting. For all special meetings and when and as otherwise required by law, the notice shall state the purpose or purposes of the meeting. The notice of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting. Such notice shall be deemed to have been delivered when sent by registered mail or by confirmed telex or telecopy, directed to the stockholder at his or her address as it appears in the records of the Corporation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless otherwise required by law.

         Section 4.5 Quorum. The holders of a majority of the outstanding stock of the Corporation entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for consideration of such matter at any meeting of the stockholders unless a greater or lesser number is required by the Corporation's Certificate of Incorporation, as amended from time to time (along with any preferred stock designations adopted by the Corporation and filed by the Corporation with the Secretary of State of the State of Delaware, the "Certificate of Incorporation"). At any adjourned meeting at which a quorum is present or represented, any business may be





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transacted which might have been transacted at the original meeting, unless otherwise required by law. Withdrawal of stockholders from any meeting shall not cause failure of a duly constituted quorum at a meeting, unless otherwise required by law.

         Section 4.6 Manner of Acting. The affirmative vote of a majority of the stock represented at a meeting and entitled to vote on a matter at which a quorum is present shall be the act of the stockholders, unless the vote of a greater number or voting by class is required by law or the Certificate of Incorporation.

         Section 4.7 Proxies. A stockholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. An appointment of a proxy is revocable by the stockholder unless the appointment form states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

         Section 4.8 Consent of Stockholders in lieu of Meeting. An action required to be taken, or which may be taken, at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         Section 4.9 Notice of Stockholders Not Consenting. Prompt notice of the taking of corporate action without a meeting by less than unanimous consent shall be given in writing to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate under any Section of the General Corporation Law of the State of Delaware if such action had been voted on by the stockholders at a meeting thereof, the certificate filed under such other Section shall state, in lieu of any statement required by such Section concerning any vote of stockholders, that written consent has been given in accordance with the provisions of said Section and that written notice to non-consenting stockholders has been given as provided by this By- law.


                                   ARTICLE 5.

                                   DIRECTORS

         Section 5.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

         Section 5.2 Number, Tenure and Resignation. Subject to any resignations or removals contemplated by this Article, there shall be not fewer than three (3) and not





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more than eleven (11) directors of the Corporation.  The number of directors may be increased or decreased from time to time by amendment to these By-laws, within the limitations prescribed by this Section and the Certificate of Incorporation; provided however that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Except as otherwise provided in the Certificate of Incorporation, each director shall hold office until the last to occur of the next annual meeting of stockholders or until his successor shall have been elected and qualified, or until his earlier written resignation or removal in the manner hereinafter provided. A director may resign at any time by written notice to the Board, its Chairman, the President or the Secretary, provided that no resignation shall be effective on a retroactive basis.

         Section 5.3 Quorum and Manner of Acting. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided however that if less than a majority of the number of directors is present at a meeting, a majority of the directors present may adjourn the meeting at any time without further notice unless required by law.

         Section 5.4 Manner of Acting. The act of a majority of the duly elected or appointed directors shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Certificate of Incorporation or these By-laws.

         Section 5.5 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of stockholders called for that purpose. The board of directors may appoint a director to fill a vacancy at any regular or special meeting of the Board of Directors to hold office until a meeting of stockholders is held. A director elected by the stockholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected.

         Section 5.6 Removal of Directors. Except as otherwise provided in the Certificate of Incorporation, one or more of the directors may be removed, with or without cause, at a meeting of stockholders, by the affirmative vote of the holders of a majority of the outstanding stock then entitled to vote for the election of the director or directors proposed to be removed. No director shall be removed at a meeting of the stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

         Section 5.7 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than these By-laws, immediately after, and, at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the place, date and hour for the hold of additional regular meetings of the Board of Directors, without other notice than such resolution.





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         Section 5.8 Special Meetings.  Special meetings of the Board of
Directors may be called by or at the request of the Chairman of the Board of Directors, the President or a majority of the directors.

         Section 5.9 Notice. Notice of any special meeting shall be given to each director at least 24 hours prior to the special meeting, provided that any director can waive the requirement of such notice. Such notice can be given orally or in writing, and if given in writing shall be deemed to have been given to a director when and at the time delivered to the director's business address. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting except as otherwise provided by these By-laws. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 5.10 Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented tot he action taken, unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 5.11 Committees. A majority of the directors by resolution passed by the number of directors fixed pursuant to this Article may designate one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have one or more members, who serve at the pleasure of the Board.

         Section 5.12 Consent in Lieu of Meeting. Any action required by the General Corporation Law of the State of Delaware to be taken at a meeting of the Board of Directors or any other action which may be taken at a meeting of the Board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be, entitled to vote with respect thereto.

         Section 5.13 Meeting by Conference Telephone. Members of the Board of Directors or any committee designated by such Board may participate in and act at any meeting of the Board or committee by means of conference telephone or other similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant hereto shall constitute presence in person at such meeting.





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         Section 5.14 Compensation.  The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall be authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

         Section 5.15 Chairman of the Board. The Board of Directors may, from time to time, appoint a Chairman, who shall preside at all meetings of the stockholders and of the Board of Directors.


                                   ARTICLE 6.

                                    OFFICERS

         Section 6.1 Number. The offices of the Corporation shall be a President, one or more Vice Presidents (if elected), a Secretary, a Treasurer, one or Assistant Secretaries (if elected), one or more Assistant Treasurers (if elected), and such other officers as may be elected in accordance with the provisions of this Article.

         Section 6.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Subject to the provisions set forth in this Article, each officer shall hold office until the last to occur of the first meeting of the Board of Directors held after the next annual meeting of stockholders or until his successor is duly elected and qualified. Election of an officer shall not, of itself, create contract rights.

         Section 6.3 Removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

         Section 6.4 Vacancies: New Offices. A vacancy occurring in any office may be filled and new offices may be created and filled, at any time, by the Board of Directors.

         Section 6.5 President. The President shall be the chief executive officer of the Corporation. He or she shall be in charge of the day to day business and affairs of the Corporation, subject to the direction and control of the Board of Directors. In the absence of the Chairman, he or she shall preside at all meetings of the Board of Directors. He or she shall have the power to appoint such agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the Corporation. He or she may sign, on behalf of the Corporation, stock certificates, deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed. He or she may vote on behalf of the Corporation, by proxy or otherwise, all securities which the Corporation is entitled to vote, and, in general, shall perform all duties incident to the office of the President and such other duties as from time to time may be prescribed by the Board of Directors.





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         Section 6.6 Vice President(s).  The Vice President, if one is elected
(or in the event more than one Vice President is elected, each of the Vice Presidents), shall assist the President in the discharge of his or her duties as the President may direct, and shall perform such other duties as from time to time may be assigned to him or her (them) by the President or the Board of Directors. In the absence of the President, the Vice President, if one is elected (or Vice Presidents, in the order designated, or in the absence of any designation, then in the order of their election), shall perform the duties and exercise the authority of the President.

         Section 6.7 The Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name and to the credit of the Corporation; have charge of and be responsible for the maintenance of adequate books of account for the Corporation; and, in general perform all duties incident to the office of the Treasurer and such other duties not inconsistent with these By-laws as from time to time may be assigned to him by the President, or the Board of Directors.

         Section 6.8 The Secretary. The Secretary shall keep the minutes of the stockholders' and the Board of Directors' meetings; see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; be custodian of the corporate records and for the seal of the Corporation; keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; sign with the President, or other authorized officer, stock certificates of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument; have general charge of the stock transfer books of the Corporation; and, in general perform all duties incident to the office of the Secretary and such other duties not inconsistent with these By-law as from time to time may be assigned to him by the President or the Board of Directors.

         Section 6.9 Assistant Treasurers and Assistant Secretaries. The Board of Directors may elect one or more Assistant Treasurers and Assistant
Secretaries.   In the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer(s), in order of their election, shall perform the duties and exercise the authority of the Treasurer. In the absence of the Secretary, or in the event of his inability or refusal to act, the Assistant Secretary(ies), in the order of their election, shall perform the duties and exercise the authority of the Secretary. The Assistant Treasurer(s) shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Treasurer(s) and Assistant Secretary(ies), in general, shall perform such other duties not inconsistent with these By-laws as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.





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         Section 6.10 Compensation.  The compensation of the officers shall be fixed from time to time by the Board of Directors. No officers shall be prevented from receiving such compensation by reason of the fact that he is also a director of the Corporation. All compensation shall be reasonable and solely for services rendered to the Corporation.


                                   ARTICLE 7.

                                 FISCAL MATTERS

         Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 7.2 Contracts. The Board of Directors may authorize any officer or officers, agents or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 7.3 Loans and Indebtedness. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 7.4 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation as the Board of Directors shall from time to time designate.


                                   ARTICLE 8.

                                    GENERAL

         Section 8.1 Dividends and Distributions. The Board of Directors, may from time to time declare or otherwise authorize and the Corporation may pay, dividends or other distributions on its outstanding stock in the manner and upon the terms, conditions and limitations provided by law or the Certificate of Incorporation.

         Section 8.2 Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.





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         Section 8.3 Waiver of Notice.  Whenever any notice what ever is required to be given by law, the Certificate of Incorporation or under the provisions of these By-laws, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 8.4 Headings. Article or section headings are inserted herein only for convenience of reference and shall not be considered in the construction of any provision hereof.




         The undersigned person hereby certifies in his or her capacity set forth below that these are the duly adopted By-laws of Ilex Oncology, Inc.




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